Exhibit 99.1
Section 2: EX-99.1

LIVE OAK BANCSHARES, INC. REPORTS FIRST QUARTER 2016 RESULTS
Wilmington, NC, April 27, 2016 – Live Oak Bancshares, Inc. (Nasdaq: LOB) (“Live Oak” or “the Company”) today reported first quarter net earnings available to common shareholders of $4.7 million, or $0.13 per diluted share, compared to $8.1 million, or $0.27 per diluted share, for the first quarter of 2015. The first quarter of 2015 included a pre-tax gain of $3.8 million, or $0.07 per diluted share, from the sale of its nCino, Inc. affiliate.
“We are pushing steadily forward with our growth mission. We continue to expand the number of industry verticals we serve and are hard at work on several initiatives to continue capitalizing on our competitive advantages. Our sustained loan generation efforts continue to propel core earnings. We typically witness a slowing of business activity in the first quarter of each year but we are pleased to have started out 2016 with our highest ever level of first quarter originations and core revenues. We remain confident in our ability to achieve targeted origination volumes for the full year,” said James S. Mahan, III, Chief Executive Officer of Live Oak.
First Quarter 2016 Key Measures

(Dollars in thousands)			Increase (Decrease)
	Q1 2016	Q1 2015	Dollars	Percent	Q4 2015
Loan production:
Loans originated	$284,530	$248,058	$36,472	15%	$330,798
% Fully funded	40.1%	42.7%	n/a	n/a	44.1%
Loan Sales:
Guaranteed loans sold	$155,643	$137,047	$18,596	14%	$219,328
Net gains on sales of loans	16,425	15,461	964	6	20,781
Average net gain on sale of loans, per million sold	105.53	112.82	(7.29)	(6)	94.75
Net interest and servicing revenues	13,493	8,648	4,845	56	12,874
Net Interest Income
Net interest income for the first quarter of 2016 increased to $8.7 million compared to $5.1 million for the first quarter of 2015. The increase was driven by ongoing growth in both the held for sale and held for investment loan portfolios attributable to steadily rising loan originations and longer retention periods for certain loan types. The growth in net interest income also reflected a higher net interest margin which rose from 2.97% to 3.52% over the past year and benefited from reduced levels of long term borrowings that were paid off during the third and fourth quarters of 2015. The decline from the fourth quarter 2015 margin of 3.66% was principally due to the large increase in interest-bearing deposits in the first quarter, following a successful deposit gathering campaign.

Noninterest Income
Noninterest income for the first quarter of 2016 totaled $22.4 million, compared to $24.1 million for the first quarter of 2015 which included recognition of a $3.8 million one-time gain on the sale of an investment in nCino, Inc. Excluding this gain, growth in noninterest income of $2.2 million was primarily attributable to higher net gains on loan sales due to a 13.6% increase in the sales volume along with higher levels of servicing revenue.
Noninterest Expense
Noninterest expense for the first quarter of 2016 was $21.7 million compared to $14.7 million for the first quarter of 2015. Salaries and employee benefits increased to $13.0 million from $8.4 million for the first quarter of 2015, as a result of increased staffing to support growing loan demand and multiple new initiatives of the Company. Occupancy expense increased $712 thousand compared to the first quarter of 2015, in line with the Company’s growth and expanded headquarters facilities.
Loans and Asset Quality
Net loans held for investment increased $32.5 million, or 11.9%, to $305.0 million at March 31, 2016, from $272.6 million at December 31, 2015. Loans held for sale also increased $56.7 million, or 11.8%, to $537.3 million at March 31, 2016, from $480.6 million at December 31, 2015. The increase in both portfolios is the result of strong growth in loan origination activities. The increase in held for sale loans is also largely influenced by multi-advancing loans that are expected to be sold in the secondary market when fully funded. The combined total loan portfolio of $850.9 million was 61.9% above its level a year ago. The combined total loan portfolio at March 31, 2016, and December 31, 2015, of $850.9 million and $760.6 million was 68.2% and 67.7% in unguaranteed loans, respectively.
Average loans were $825.7 million during the first quarter of 2016 compared to an average loan balance of $779.5 million during the fourth quarter of 2015.
Credit quality remained relatively stable as the unguaranteed exposure of nonperforming loans increased to $2.4 million at March 31, 2016, from $2.0 million at December 31, 2015. Total nonperforming loans increased to $14.8 million from $12.4 million at the end of the prior quarter.
Net charge-offs amounted to $232 thousand in the first quarter of 2016 compared to $205 thousand in the fourth quarter of 2015. Net charge-offs as a percentage of average loans held for investment on an annualized basis were unchanged from quarter to quarter at 0.30%. The provision for loan losses totaled $1.4 million during the first quarter of 2016.
Foreclosed assets increased $354 thousand to $3.0 million at March 31, 2016, from $2.7 million at December 31, 2015. Of this increase, $65 thousand was associated with foreclosed assets relating to portions of loans not guaranteed by the Small Business Administration.
Deposits
Total deposits increased sharply by $210.7 million, or 26.2%, to $1.02 billion at March 31, 2016, compared to $804.8 million at December 31, 2015, following a successful deposit gathering campaign. Average total deposits for the first quarter of 2016 increased $77.8 million, or 9.9%, to $860.2 million, compared to $782.3 million for the fourth quarter of 2015. The ratio of average loans to average deposits was 96.0% for the first quarter of 2016, compared to 99.6% for the fourth quarter of 2015.
Conference Call
Live Oak will host a conference call to discuss first quarter results at 9:00 a.m. ET tomorrow morning (April 28, 2016). Media representatives, analysts and the public are invited to listen to this discussion by calling (877) 787-4170 (domestic) or (530) 379-4723 (international) with conference ID 87617274. A live webcast of the conference call along with presentation materials referenced during the conference call will be available on the Investor Relations page of the Company’s website at http://investor.liveoakbank.com. After the conference call, a replay will be available until 5:00 p.m. ET May 26, 2016, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international).

Important Note Regarding Forward-Looking Statements
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
About Live Oak Bancshares, Inc.
Live Oak Bancshares, Inc. (Nasdaq: LOB) is the parent company and registered bank holding company of Live Oak Banking Company, a national online platform for small business lending.
Contacts:
Brett Caines | CFO | Investor Relations | 910.796.1645 & Micah Davis | Marketing Director | Media Relations | 910.550.2255

Live Oak Bancshares, Inc.
Quarterly Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three months ended
	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Interest income
Loans and fees on loans	$11,005	$10,474	$8,728	$7,408	$6,730
Investment securities, taxable	251	224	211	200	176
Other interest earning assets	138	80	84	70	66
Total interest income	11,394	10,778	9,023	7,678	6,972
Interest expense
Deposits	2,444	2,105	1,997	1,801	1,476
Borrowings	241	203	395	444	441
Total interest expense	2,685	2,308	2,392	2,245	1,917
Net interest income	8,709	8,470	6,631	5,433	5,055
Provision for loan losses	1,433	1,467	1,212	50	1,077
Net interest income after provision for loan losses	7,276	7,003	5,419	5,383	3,978
Noninterest income
Loan servicing revenue and revaluation	4,758	2,408	1,566	1,772	4,106
Net gains on sales of loans	16,425	20,781	15,424	15,719	15,461
Equity in loss of non-consolidated affiliates	—	—	—	—	(26)
Gain on sale of investment in non-consolidated affiliate	—	—	—	—	3,782
Gain on sale of securities available-for-sale	—	1	12	—	—
Construction supervision fee income	630	745	344	317	216
Other noninterest income	619	433	424	327	516
Total noninterest income	22,432	24,368	17,770	18,135	24,055
Noninterest expense
Salaries and employee benefits	12,993	12,700	9,949	9,319	8,355
Travel expense	1,846	1,465	2,200	2,238	1,476
Professional services expense	528	752	493	548	850
Advertising and marketing expense	963	1,156	1,051	1,118	1,008
Occupancy expense	1,193	1,555	703	736	481
Data processing expense	1,208	1,195	773	722	893
Equipment expense	551	646	642	388	443
Other loan origination and maintenance expense	574	685	673	234	477
Other expense	1,855	1,979	1,579	1,514	719
Total noninterest expense	21,711	22,133	18,063	16,817	14,702
Income before taxes	7,997	9,238	5,126	6,701	13,331
Income tax expense	3,314	3,523	2,228	2,766	5,278
Net income	4,683	5,715	2,898	3,935	8,053
Net loss attributable to noncontrolling interest	8	1	3	—	20
Net income attributable to Live Oak Bancshares, Inc.	$4,691	$5,716	$2,901	$3,935	$8,073
Earnings per share
Basic	$0.14	$0.17	$0.09	$0.14	$0.28
Diluted	$0.13	$0.16	$0.09	$0.13	$0.27
Weighted average shares outstanding
Basic	34,176,753	34,169,855	32,824,587	28,636,182	28,620,120
Diluted	34,954,592	35,079,486	33,917,282	29,498,399	29,361,841

Live Oak Bancshares, Inc.
Quarterly Balance Sheets (unaudited)
(Dollars in thousands)

	As of the quarter ended
	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Assets
Cash and due from banks	$226,556	$102,607	$129,881	$131,487	$47,564
Certificates of deposit with other banks	9,000	10,250	10,000	10,000	10,000
Investment securities available-for-sale	55,674	53,762	51,628	50,719	50,777
Loans held for sale	537,293	480,619	443,871	356,481	305,079
Loans held for investment	313,633	279,969	259,552	237,612	220,444
Allowance for loan losses	(8,616)	(7,415)	(6,153)	(5,183)	(5,234)
Net loans	305,017	272,554	253,399	232,429	215,210
Premises and equipment, net	61,839	62,653	62,641	57,310	38,124
Foreclosed assets	3,020	2,666	1,258	747	747
Servicing assets	47,377	44,230	40,590	39,983	38,457
Other assets	22,765	23,281	19,498	20,259	17,074
Total assets	$1,268,541	$1,052,622	$1,012,766	$899,415	$723,032
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$21,125	$21,502	$20,420	$15,756	$4,506
Interest-bearing	994,340	783,286	742,208	711,590	551,577
Total deposits	1,015,465	804,788	762,628	727,346	556,083
Long term borrowings	28,271	28,375	42,079	54,490	50,210
Other liabilities	20,372	19,971	13,963	14,198	16,571
Total liabilities	1,064,108	853,134	818,670	796,034	622,864
Shareholders’ equity
Non-cumulative perpetual preferred stock (Series A), no shares authorized, issued or outstanding at March 31, 2016 and December 31, 2015, 6,800 shares authorized, issued and outstanding for other periods presented	—	—	—	—	—
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—
Class A common stock (voting)	138,199	137,492	136,852	49,122	48,799
Class B common stock (non-voting)	50,015	50,015	50,015	50,015	50,015
Retained earnings	16,147	12,140	7,108	4,206	1,130
Accumulated other comprehensive income (loss)	47	(192)	87	1	209
Total shareholders’ equity attributed to Live Oak Bancshares, Inc.	204,408	199,455	194,062	103,344	100,153
Noncontrolling interest	25	33	34	37	15
Total equity	204,433	199,488	194,096	103,381	100,168
Total liabilities and shareholders’ equity	$1,268,541	$1,052,622	$1,012,766	$899,415	$723,032

Live Oak Bancshares, Inc.
Quarterly Selected Financial Data
(Dollars in thousands, except per share data)

	As of and for the three months ended
	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Income Statement Data
Net income attributable to Live Oak Bancshares, Inc.	$4,691	$5,716	$2,901	$3,935	$8,073
Per Common Share
Net income, basic	$0.14	$0.17	$0.09	$0.14	$0.28
Net income, diluted	0.13	0.16	0.09	0.13	0.27
Dividends declared	0.02	0.01	0.01	0.03	0.05
Book value	5.98	5.84	5.68	3.61	3.50
Tangible book value	5.98	5.84	5.68	3.60	3.50
Performance Ratios
Return on average assets	1.67%	2.18%	1.19%	1.87%	4.20%
Return on average equity	9.38	11.60	7.15	16.54	35.86
Net interest margin	3.52	3.66	3.11	2.94	2.97
Efficiency ratio	69.72	67.40	74.06	71.36	50.50
Noninterest income to total revenue	72.03	74.21	72.81	76.95	82.63
Selected Loan Metrics
Loans originated	$284,530	$330,798	$302,962	$276,822	$248,058
Guaranteed Loans Sold	155,643	219,328	147,377	137,134	137,047
Average net gain on sale of loans	105.53	94.75	104.66	114.63	112.82
Held for sale guaranteed loans (note amount) (1)	541,595	497,875	499,303	431,232	369,214
Quarterly increase (decrease) in note amount of held for sale guaranteed loans	43,720	(1,428)	68,071	62,018	42,491
Estimated net gain to be recognized on quarterly increase in guaranteed loans held for sale (2)	4,614	N/A	7,124	7,109	4,794
Asset Quality Ratios
Allowance for loan losses to loans held for investment	2.75%	2.65%	2.37%	2.18%	2.37%
Net charge-offs to average loans held for investment	0.30	0.30	0.40	0.17	0.47
Nonperforming loans	$14,829	$12,367	$18,384	$19,662	$18,898
Foreclosed assets	3,020	2,666	1,258	747	747
Nonperforming loans (unguaranteed exposure)	2,421	2,037	2,562	3,089	2,934
Foreclosed assets (unguaranteed exposure)	438	373	48	34	34
Nonperforming loans not guaranteed by the SBA and foreclosures	2,859	2,410	2,610	3,123	2,968
Nonperforming loans not guaranteed by the SBA and foreclosures to total assets	0.23%	0.23%	0.26%	0.35%	0.41%
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	20.61%	23.22%	24.40%	13.94%	15.90%
Total capital (to risk-weighted assets)	21.54	24.12	25.21	14.73	16.85
Tier 1 risk based capital (to risk-weighted assets)	20.61	23.22	24.40	13.94	15.90
Tier 1 leverage capital (to average assets)	17.09	18.36	19.07	10.96	11.38

Notes to Quarterly Selected Financial Data

(1) Includes the entire note amount, including undisbursed funds for the multi-advance loans.
(2) The estimated revenue from the sale of the quarterly increase in guaranteed loans is based on the average net gain on sale of loans for that quarter.

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands)

	As of and for the three months ended
	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Total shareholders’ equity	$204,433	$199,488	$194,096	$103,381	$100,168
Less:
Goodwill	—	—	—	—	—
Other intangible assets	—	—	103	103	103
Tangible shareholders’ equity (a)	$204,433	$199,488	$193,993	$103,278	$100,065
Shares outstanding (c)	34,183,878	34,172,899	34,167,500	28,654,860	28,623,609
Total assets	$1,268,541	$1,052,622	$1,012,766	$899,415	$723,032
Less:
Goodwill	—	—	—	—	—
Other intangible assets	—	—	103	103	103
Tangible assets (b)	$1,268,541	$1,052,622	$1,012,663	$899,312	$722,929
Tangible shareholders’ equity to tangible assets (a/b)	16.12%	18.95%	19.16%	11.48%	13.84%
Tangible book value per share (a/c)	$5.98	$5.84	$5.68	$3.60	$3.50
Efficiency ratio:
Noninterest expense (d)	$21,711	$22,133	$18,063	$16,817	$14,702
Net interest income	8,709	8,470	6,631	5,433	5,055
Noninterest income	22,432	24,368	17,770	18,135	24,055
Less: gain (loss) on sale of securities	—	1	12	—	—
Adjusted operating revenue (e)	$31,141	$32,837	$24,389	$23,568	$29,110
Efficiency ratio (d/e)	69.72%	67.40%	74.06%	71.36%	50.50%
This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.